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                                                                   EXHIBIT 10.41

                           SECOND AMENDMENT AGREEMENT

         THIS SECOND AMENDMENT AGREEMENT (the "Agreement") dated as of June 30, 2001, is between MEMRY CORPORATION, a Delaware corporation with its chief executive office and principal place of business at 3 Berkshire Blvd., Bethel, Connecticut 06801 ("Borrower") and WEBSTER BANK, a banking institution with an office at 185 Asylum Street, City Place II, 5th Floor, HFD 605, Hartford, Connecticut 06103-3494 ("Lender") amending a certain Commercial Revolving Loan, Term Loan, Line of Credit and Security Agreement by and between the Borrower and the Lender dated June 30, 1998, as amended by a Letter Agreement dated June 3, 1999, as further amended by a Letter Agreement dated September 22, 1999, and as further amended by an Amendment Agreement dated November 30, 1999 (as amended, the "Loan Agreement").

                              W I T N E S S E T H:

         WHEREAS, pursuant to the Loan Agreement the Lender made a Revolving Loan to the Borrower in an amount up to $5,000,000 of which the principal amount of $900,000.00 remains outstanding as of June 30, 2001; and

         WHEREAS, pursuant to the Loan Agreement the Lender made a Term Loan to the Borrower in the original principal amount of $500,000 of which the principal amount of $208,333.45 remains outstanding as of June 30, 2001; and

         WHEREAS, pursuant to the Loan Agreement the Lender made an Additional Term Loan to the Borrower in the original principal amount of $1,000,000 of which the principal amount of $699,994.00 remains outstanding as of June 30, 2001; and

         WHEREAS, pursuant to the Loan Agreement the Lender made an Equipment Loan to the Borrower in an amount up to $1,250,000, (x) $667,993.00 of which was converted to term indebtedness on July 1, 1999 in accordance with the terms of the Loan Agreement of which the principal amount of $241,219.72 remains outstanding as of June 30, 2001, and (y) $1,250,000.00 of which was converted to term indebtedness on July 1, 2000 in accordance with the terms of the Loan Agreement of which the principal amount of $833,333.36 remains outstanding as of June 30, 2001;


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                                       -2-

         WHEREAS, the Borrower has requested that the Bank extend the term of the Loans; and

         WHEREAS, the Borrower has further requested that the Lender amend certain other terms and conditions of the Loan Agreement; and

         WHEREAS, the Lender is willing to extend the term of the Loans as aforesaid and to amend certain other terms and conditions of the Loan Agreement on the terms and conditions set forth herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         (S)1. Definitions. Capitalized terms used herein without definition
               -----------
that are defined in the Loan Agreement shall have the same meanings herein as therein.

         (S)2. Ratification of Existing Agreements. All of the Borrower's
               -----------------------------------
obligations and liabilities to the Lender as evidenced by or otherwise arising under the Loan Agreement, the Notes and each and every other document, instrument or agreement executed in connection therewith (the "Loan Documents"), are, by Borrower's execution of this Agreement, ratified and confirmed in all respects. In addition, by Borrower's execution of this Agreement, Borrower represents and warrants that no counterclaim, right of set-off, recoupment or defense of any kind exists or is outstanding with respect to such obligations and liabilities.

         (S)3. Representations and Warranties. All of the representations and
               ------------------------------
warranties made by the Borrower in the Loan Agreement, the Notes and the other Loan Documents are true and correct on the date hereof as if made on and as of the date hereof, except to the extent that any of such representations and warranties expressly relate by their terms to a prior date.

         (S)4. Conditions Precedent. The effectiveness of the amendments
               --------------------
contemplated hereby shall be subject to the satisfaction on or before the date hereof of each of the following conditions precedent:

         (a)   Representations and Warranties. All of the representations and
               ------------------------------
warranties made by the Borrower herein, whether directly or incorporated by reference, shall be true and correct on the date hereof, except as provided in
(S)3 hereof.

         (b)   Performance; No Event of Default. The Borrower shall have
               --------------------------------
performed and complied in all material respects with all terms and conditions herein required to be performed or complied with by it prior to or at the time hereof, and there shall exist no material adverse change in the financial


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                                       -3-

condition of the Borrower, and there shall exist no default, Defaulting Event or Event of Default.

         (c)   Corporate Action. All requisite corporate action necessary for
               ----------------
the valid execution, delivery and performance by the Borrower of this Agreement and all other instruments and documents delivered by the Borrower in connection herewith shall have been duly and effectively taken.

         (d)   Delivery. The parties hereto shall have executed and delivered
               --------
this Agreement. In addition, the Borrower shall have executed and delivered such further instruments, and take such further action as the Lender may have requested, in each case further to effect the purposes of this Agreement, the Loan Agreement and the other Loan Documents.

         (e)   Fees and Expenses. The Borrower shall have paid to the Lender all
               -----------------
fees and expenses incurred by the Lender in connection with this Agreement, the Loan Agreement or the other Loan Documents.

         (f)   Commitment Fee. The Borrower shall have paid to the Lender at
               --------------
closing a non-refundable commitment fee of $37,500.

         (S)5. Amendments to the Loan Agreement.
               --------------------------------

         (a)   Amendment to the Definition of "Revolving Loan Borrowing Base" in
               -----------------------------------------------------------------
the Loan Agreement. The definition of "Revolving Loan Borrowing Base" set forth
------------------
in Section (cccc) of Article I of the Loan Agreement is hereby amended in its entirety to read as follows:

               "(cccc) "Revolving Loan Borrowing Base" shall mean: (I) if the Availability Test is satisfied, an amount equal to the lesser of: (i) Five Million Dollars ($5,000,000) or (ii) an amount equal to the aggregate of (1) eighty percent (80%) of Eligible Accounts plus (2) the lesser of (A) thirty-five percent (35%) of Eligible Inventory, or (B) One Million Dollars ($1,000,000), or (II) if the Availability Test is not satisfied, an amount equal to the lesser of: (i) Five Million Dollars ($5,000,000) or (ii) an amount equal to the aggregate of (1) eighty percent (80%) of Eligible Accounts plus (2) the lesser of (A) thirty-five percent (35%) of Eligible Inventory, or (B) One Million Dollars ($1,000,000), multiplied by (3) seventy-five percent (75%). As used herein, the term "Availability Test" means that the Borrower has raised additional equity and long term debt on terms satisfactory to the Bank to fund the consolidation of its facility in California with its facility in Connecticut."

         (b)   Amendment to Section 7.7 of the Loan Agreement. Section 7.7 of
               ----------------------------------------------
the Loan Agreement is hereby amended in its entirety to read as follows:


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                                       -4-

               "Section 7.7. Early Termination Fee. In the event that prior to September 30, 2002 (a) the Revolving Loan is terminated by the Borrower, or (b) the Revolving Loan is terminated as a result of the occurrence of an Event of Default, Borrower shall pay to Lender on the effective date of termination, in addition to any other payments Borrower is required to make hereunder, a termination fee equal to one percent (1%) of the maximum principal amount of the Loans (the "Termination Fee"). It is understood that the determination of the maximum principal amount of the Loans shall be made without regard to the components of the Revolving Loan Borrowing Base based upon Eligible Accounts and Eligible Inventory and the component of the Equipment Loan Borrowing Base based upon Eligible Equipment. For example, for purposes of this provision, on the date hereof the maximum principal amount of the Revolving Loan is $5,000,000, the maximum principal amount of the Equipment Loan is $1,250,000, the maximum principal amount of the Term Loan is $500,000 and the maximum principal amount of the Additional Term Loan is $1,000,000 and the Termination Fee would be $77,500."

         (c)   Amendment to Section 11.29 Tangible Net Worth. Section 11.29 of
               ---------------------------------------------
the Loan Agreement is hereby amended in its entirety to read as follows:

               "Section 11.29 Tangible Net Worth. Permit its Tangible Net Worth to be less than (a) $8,500,000 on June 30, 2001 and September 30, 2001, and (b) $9,000,000 on December 31, 2001 and at the end of each and every fiscal quarter thereafter."

         (d)   Amendment to Section 11.30 of the Loan Agreement. Section 11.30
               ------------------------------------------------
of the Loan Agreement is hereby amended in its entirety to read as follows:

               "Section 11.30. Debt to Worth Ratio. Permit its Debt to Worth Ratio to be greater than 1.75 to 1.0 on June 30, 2001 and at the end of each and every fiscal quarter thereafter."

         (e)   Amendment to Section 11.31 of the Loan Agreement. Section 11.31
               ------------------------------------------------
of the Loan Agreement is hereby amended in its entirety to read as follows:

               "Section 11.31. Debt Service Coverage Ratio. Permit its Debt Service Coverage Ratio (a) to be less than 2.0 to 1.0 for the two (2) consecutive fiscal quarters ending on June 30, 2001, (b) to be less than 2.0 to 1.0 for the three (3) consecutive fiscal quarters ending on September 30, 2001, and (c) to be less than 2.0 to 1.0 for each period of four (4) consecutive fiscal quarters ending on


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                                       -5-

         December 31, 2001 and at the end of each and every fiscal quarter thereafter."

         (f)    Amendment to Section 11.32 of the Loan Agreement.  Section
                --------------------------------------------------
11.32 of the Loan Agreement is hereby amended in its entirety to read as follows:

                "Section 11.32. Leverage Ratio. Permit its Leverage Ratio (a) to be greater than 3.0 to 1.0 for the two (2) consecutive fiscal quarters ending on June 30, 2001, (b) to be greater than 2.5 to 1.0 for the three (3) consecutive fiscal quarters ending on September 30, 2001, and (c) to be greater than 2.3 to 1.0 for each period of four (4) consecutive fiscal quarters ending on December 31, 2001 and at the end of each and every fiscal quarter thereafter."

         (g)    Amendment to Section 17.1(a) of the Loan Agreement. The first
                --------------------------------------------------
         sentence of Section 17.1(a) of the Loan Agreement is hereby amended in its entirety to read as follows:

                "Revolving Loan. Unless sooner terminated by Lender as a result of the occurrence of an Event of Default, Borrower's eligibility to request Revolving Loans shall commence on the date hereof and shall continue for a period through and including September 30, 2002 (the "Revolving Loan Term")."

         (S)6.  Final Equipment Loan. On July 1, 2001, a Final Equipment Loan in
                --------------------
the principal amount of $250,000 shall be converted into term indebtedness evidenced by a promissory note in form and content satisfactory to the Bank (the "Final Converted Equipment Loan Note"). Contemporaneously herewith, the Borrower shall execute and deliver to the Bank the Final Converted Equipment Loan Note, and the Borrower shall not have the right to request, and the Bank shall not have the obligation to make, any further Equipment Loans.

         (S)7.  Expenses. The Borrower agrees to pay to the Bank upon demand an
                --------
amount equal to any and all out-of-pocket costs or expenses (including reasonable legal fees and disbursements) incurred or sustained by the Bank in connection with the preparation of this Agreement and related matters.

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                                       -6-

         (S)8.  Miscellaneous Provisions.
                ------------------------

         (a) Except as otherwise expressly provided by this Agreement, all of the respective terms, conditions and provisions of the Loan Agreement, the Notes and the other Loan Documents shall remain the same. It is declared and agreed by each of the parties hereto that the Loan Agreement, as amended hereby, shall continue in full force and effect, and that this Agreement and the Loan Agreement shall be read and construed as one instrument.

         (b) This Agreement is intended to take effect under, and shall be construed according to and governed by, the laws of the State of Connecticut.

         (c) This Agreement may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument. In making proof of this Agreement it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought.

         (d) All references in the Notes and Loan Documents to "Loan Agreement" shall mean and refer to the Loan Agreement as amended by this Agreement.

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                                       -7-

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

Witnesses:                         MEMRY CORPORATION


  /s/ Bonnie L. Patterson          By:  /s/ Robert P. Belcher
---------------------------           ------------------------------------------

                                      Its   Chief Financial Officer

  /s/ Connie M. Johnston
---------------------------

Witnessed:                          WEBSTER BANK

      /s/ Janet L. Chapman          By  /s/ W. Creaser
---------------------------           ------------------------------------------

                                      Its   VP
___________________________





STATE OF CONNECTICUT      )
                          )         ss.  Bethel
COUNTY OF FAIRFIELD       )

         Before me, the undersigned, this 18th day of July, 2001, personally appeared Robert P. Belcher, known to me to be the V.P. & C.F.O. of MEMRY CORPORATION and that he as such officer, signer and sealer of the foregoing instrument, acknowledged the execution of the same to be his free act and deed individually and as such officer, and the free act and deed of said corporation.

         In Witness Whereof; I hereunto set my hand



                                     /s/ Cynthia M. Keller
                               -------------------------------------------------
                               Notary Public
                               My Commission Expires: 9-30-05
                               Commissioner of the Superior Court